SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of September 8,  2015, is by and among Discount Coupons Corporation, a Florida corporation (the “Parent”) located at 3225 S. MacDill Avenue Suite 129-198, Tampa, Florida 33629, Vacation Travel Corp., a Florida corporation (the “Company”) located at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33762 and the Shareholders of the Company signatory hereto (the “Shareholders” or individually the “Shareholder”).  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parent is currently registered as an SEC Registrant (Commission File No.  333-183521) filing its SEC reports under the Securities Act of 1933, as amended (“Securities Act”).

WHEREAS,   as of the date of this Agreement, the Parent is  not current in its SEC reporting obligations, but  pursuant to the terms of this Agreement will become current by filing its Form 10-K for the period ending December 31, 2014 and Forms 10-Q for the periods ending March 31, 2015 and June 30, 2015.

WHEREAS, the Parent is quoted on the OTC MARKETS’ Pink Sheets under the symbol “DCOU”.

WHEREAS, pursuant to the terms of this Agreement, the Parent will become current by filing its Form 10-K for the period ending December 31, 2014 and Forms 10-Q for the periods ending March 31, 2015 and June 30, 2015.

WHEREAS, The Company has thirteen million one hundred and seventy three thousand four hundred and fifty (13,173,450) shares of common stock (the “Company Shares”) outstanding, all of which are held by the Shareholders.

WHEREAS, as provided for herein,  the Company will transfer the Company Shares in exchange for an aggregate of fifty five million five hundred sixty five thousand seven hundred forty two (55,565,742) newly issued shares of common stock (the “Share Exchange”), par value $0.00001 per share, of the Parent, (the “Parent Stock”).

WHEREAS, as provided for herein, each Company Share will be exchanged for 4.29399 Parent Shares.

WHEREAS, upon consummation of the Share Exchange, the Shareholders, through their ownership of the Parent Stock, will own 50% of the outstanding shares of the Parent.

WHEREAS, the exchange of Company Shares for Parent Stock is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

WHEREAS, the Parent is a marketing firm that provides services to businesses on a cost per acquisition  basis through the sale of discount vouchers to consumers and operates in a similar manner to businesses that define themselves as "daily deal" websites by leveraging the power of group buying to provide deals with savings to users.

WHEREAS, the Company operates a business similar to the Parent as described above, but its business emphasis has been the business to consumer sale of products via its "daily deal" website. The Company dba Tropical Reservations is registered with the State of Florida as a Seller of Travel Registration Number ST37744. The Company’s wholly owned real estate subsidiary, Global TR Realty Inc., a Florida corporation, has not yet begun operations although it is licensed and current in its State of Florida filings as a realty company.

WHEREAS, pursuant to the terms of this Agreement and upon consummation of the transactions described below and the Share Exchange, the business of the Parent and the Company will be combined and will result in the business of the SEC Registrant (the Parent).

WHEREAS, the Board of Directors of each of the Parent and the Company has determined that it is desirable to effect this plan of reorganization and Share Exchange and has approved of the Share Exchange as reflected in this Agreement

WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the transactions contemplated herein and also to prescribe various conditions thereto.

NOW THEREFORE, in consideration of the premises, mutual covenants set out herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows

Exchange by the Shareholders.  At the Closing (as defined in Section 1.02),  the Shareholders shall sell, transfer, convey, assign and deliver to the Parent all of the Company Shares free and clear of all Liens in exchange for an aggregate of 55,564,742 shares of Parent Stock  or the exchange of 1 Company Share for 4.29399 Parent Shares.

Closing.  The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on the Effective Date (as defined below) at such location to be determined by the Company and Parent, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby, as more fully set forth in ARTICLE V herein (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

Closing Date.  The effective date of the Closing (the “Effective Date”) Is September 8, 2015.

ARTICLE I

Representations and Warranties of the Shareholders

Each Shareholder hereby represents and warrants to the Parent, as follows:

SECTION 1.01.

Good Title.  The Shareholder is the record and beneficial owner, and has good and marketable title to the Shareholder’s Company Shares, with the right and authority to sell and deliver such Company Shares to Parent as provided herein.  The Company shares, when so issued and delivered to the Parent, will constitute duly authorized, validly and legally issued, fully paid and non-assessable shares of the Company.    Upon registering of the Parent as the new owner of such Company Shares in the share register of the Company, the Parent will receive good title to such Company Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, Shareholders agreements and other encumbrances (collectively, “Liens”).

SECTION 1.02.

Power and Authority.  All acts required to be taken by the Shareholders to enter into this Agreement and to carry out the Transactions have been properly taken.  This Agreement constitutes a legal, valid and binding obligation of the Shareholders, enforceable against such Shareholders in accordance with the terms hereof.

SECTION 1.03.

No Conflicts.  The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of his or her obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Shareholders; and (iii) will not violate or breach any contractual obligation to which such Shareholders are a party.

SECTION 1.04.

No Finder’s Fee.  Neither the Shareholders nor the Company have created any obligation for any finder’s, investment banker or broker’s fee in connection with the Transactions that the Company or the Parent will be responsible for.

SECTION 1.05.

Purchase Entirely for Own Account.  The Parent Stock proposed to be acquired by the Shareholders hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Shareholders have no present intention of selling or otherwise distributing the Parent Stock except in compliance with applicable securities laws, including Section 5 of the Securities Act of 1933, as amended (“Securities Act”)

SECTION 1.06.

Available Information.  Each Shareholder has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Parent.

SECTION 1.07.

Non-Registration. The Shareholders understand that the Parent Stock shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein.

SECTION 1.08.

Restricted Securities. The Shareholders understand that the Parent Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholders pursuant hereto, the Parent Stock would be acquired in a transaction not involving a public offering.  The Shareholders further acknowledge that if the Parent Stock is issued to the Shareholders in accordance with the provisions of this Agreement, such Parent Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  The Shareholders represent that he, she or it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 1.09.

Legends.  It is understood that the shares of Parent Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTON 1.11

Exemption from Registration.    Each Shareholder acknowledges that the Company shares are being issued pursuant to an appropriate exemption from registration under the Securities Act and all other applicable state securities laws and there  are no pending or threatened stop orders or other actions or investigations related thereto involving federal and state securities laws.

SECTION 1.12

Shareholders Acknowledgment.  The Shareholders signing this Agreement acknowledge that he, she or it has read the representations and warranties of the Company set forth in Article III herein and such representations and warranties are, to the best of his or her knowledge, true and correct as of the date hereof.

ARTICLE II

Representations and Warranties of the Company

SECTION 2.01.

Organization, Standing and Power.  The Company is duly incorporated or organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”).  For purposes of this Agreement a Company Material Adverse Effect is defined herein as any event, change, circumstance, effect of state of facts that (i) is or would reasonably be expected to be materially adverse to the assets, liabilities, condition (financial or otherwise), business or results of operations or (ii) materially impairs the ability of the Company to consummate or prevents or materially delays, any of the transactions contemplated by this Agreement.   The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect.  The Company has delivered to the Parent true and complete copies of the articles of incorporation and bylaws of the Company, each as amended to the date of this Agreement (as so amended, the “Company Charter Documents”).

SECTION 2.02.

Capital Structure and Company Shares.

(a) The authorized share capital of the Company consists of Five Hundred Million (500,000,000) shares of common stock, $0.001 par value, with thirteen million one hundred and seventy three thousand four hundred and fifty (13,173.450) shares outstanding and Twenty Million (20,000,000) shares of preferred stock authorized, no par value, of which there are no preferred issued or outstanding.    Except as disclosed in the Company Disclosure Schedule no other shares or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, the Company Charter Documents or any Contract (as defined in Section 3.04) to which the Company is a party or otherwise bound.  Except as disclosed in the Company Disclosure Schedule there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Shares may vote (“Voting Company Debt”).  Except as disclosed in the Company Disclosure Schedule and except as otherwise set forth herein, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other equity interests in, or any security convertible or exercisable for or exchangeable into any shares or capital stock or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the shares or capital stock of the Company.

(b) The Company Shares being exchanged in the Share Exchange, when so issued and delivered to the Parent, will constitute duly authorized, validly and legally issued, fully-paid and non-assessable shares of the Company

SECTION 2.03.

Authority; Execution and Delivery; Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which the Company is subject.

SECTION 2.04.

No Conflicts; Consents.

(a)

The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under any provision of (i) the Company Charter Documents, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any material judgment, order or decree (“Judgment”) or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  Further, the Share Exchange

(b)

Except for required filings with the Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

SECTION 2.05.

Taxes and Other Government Filings and Required Government Payments.

(a) The Company has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  Further, income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof have paid or adequate provision has been made for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received.  The Company is not delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

If applicable, the Company has established an adequate reserve reflected on its financial statements for all Taxes payable by the Company (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements.  No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

SECTION 2.06.

Benefit Plans.  The Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, “Company Benefit Plans”).  As of the date of this Agreement there are no severance or termination agreements or arrangements between the Company and any current or former employee, officer or director of the Company, nor does the Company have any general severance plan or policy.

SECTION 2.07.

Litigation.  There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or effecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (“Action”) which (i) adversely effects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect.  Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  Further, the Company is not a party to or the subject of, any material pending litigation, claims or governmental investigations or proceedings and there are no material lawsuits, claims, assessments, investigations or similar matters, threatened in writing against the Company.

SECTION 2.08.

Compliance with Applicable Laws.  The Company is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  This Section 3.08 does not relate to matters with respect to Taxes, which are the subject of Section 3.05.

SECTION 2.09.

Brokers; Schedule of Fees and Expenses.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finders, financial advisors or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 2.10.

Contracts.  Except as disclosed in the Company Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.  The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.  Further, the execution and delivery of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which the Company is a party or to which it is otherwise subject to and will not violate any judgment, decree, order, write law, rule statute or regulation applicable to the Company or its properties.

SECTION 2.11.

Title to Properties.  The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses.  All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens other than those Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted.

SECTION 2.12.

Insurance.  Except as set forth on the Company Disclosure Schedule, the Company does not hold any insurance policy.

SECTION 2.13.

Application of Takeover Protections.  The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Shareholders as a result of the Shareholders and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Stock and the Shareholders’ ownership of the Parent Stock.

SECTION 2.14.

Labor Matters.  There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

SECTION 2.15.

ERISA Compliance; Excess Parachute Payments.  The Company does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Company Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Company.

SECTION 2.16.

Investment Company.  The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 2.17.

Disclosure.  The Company confirms that neither it nor any person acting on its behalf has provided the Shareholders or their respective agents or counsel with any information that the Company believes constitutes material, non-public information, except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Parent under a current report on Form 8-K filed no later than four (4) business days after the Closing, which report will contain truthful and accurate information pertaining to the Share Exchange, the Company’s business and its management and other required disclosure that is in conformity with Regulation

S-K of the Securities Act and other applicable provisions of the Securities Acts.  The Company understands and confirms that the Parent will rely on the foregoing representations and covenants in effecting transactions in securities of the Parent.  All disclosure provided to the Parent regarding the Company, its business and the Transactions, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 2.18.

Absence of Certain Changes or Events.  Except in connection with the Transactions and as disclosed in the Company Disclosure Schedule, since inception, the Company has conducted its business only in the ordinary course, and during such period there has not been:

(a)

any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b)

any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c)

any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e)

any material change to a material Contract by which the Company or any of its assets is bound or subject;

(f)

any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and does not materially impair the Company’s ownership or use of such property or assets;

(g)

any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h)

any alteration of the Company’s method of accounting or the identity of its auditors;

(i)

any declaration or payment of dividend or distribution of cash or other property to the Shareholders or any purchase, redemption or agreements to purchase or redeem any Company Shares;

(j)

any issuance of equity securities to any officer, director or affiliate; or

(k)

any arrangement or commitment by the Company to do any of the things described in this Section.

Foreign Corrupt Practices.  Neither the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

  SECTION 2.20.  Articles of Incorporation and Bylaws.  The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company.

SECTION 2.21  Except as may be otherwise disclosed herein or by a written attachment hereto, no officer, director or affiliate of the Company has been, within the past ten years, (i) a party to any bankruptcy petition against such person or against any business of which such person was affiliated; (ii) convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses; (iii) subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or (iv) found by a court of competent jurisdiction in a civil action by the SEC or the Commodity Futures Trading Commission, to have violated a federal or   securities or commodities law and which judgment has not been reversed, suspended or vacated.

ARTICLE III

Representations and Warranties of the Parent

The Parent represents and warrants as follows to the Shareholders and the Company, that, except as set forth in the Disclosure Schedule delivered by the Parent to the Company and the Shareholders (the “Parent Disclosure Schedule”):

SECTION 3.01.

Organization, Standing and Power.  The Parent is duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Parent, a material adverse effect on the ability of the Parent to perform its obligations under this Agreement or on the ability of the Parent to consummate the Transactions (a “Parent Material Adverse Effect”). ”).  For purposes of this Agreement a Parent Material Adverse Effect is defined herein as any event, change, circumstance, effect of state of facts that (i) is or would reasonably be expected to be materially adverse to the assets, liabilities, condition (financial or otherwise), business or results of operations or (ii) materially impairs the ability of the Company to consummate or prevents or materially delays, any of the transactions contemplated by this Agreement.    The Parent is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect.  The Parent has delivered to the Company true and complete copies of the Articles of Incorporation of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), and the Bylaws of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”).

SECTION 3.02.

Subsidiaries; Equity Interests.  Except as set forth in the Parent Disclosure Schedule, the Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 3.03.

Capital Structure/Parent Exchange Shares

(a)  The authorized capital stock of the Parent consists of Three Hundred Million (300,000,000) shares of common stock, par value $0.00001 per share, of which (i) (55,564,742) shares of Parent Stock are issued and outstanding, (ii) no shares of preferred stock are outstanding, and (iii) no shares of Parent Stock or preferred stock are held by the Parent in its treasury.  No other shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of the Parent are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Florida Statutes, the Parent Charter, the Parent Bylaws or any Contract to which the Parent is a party or otherwise bound.  There are no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Stock may vote (“Voting Parent Debt”).  Except as set forth in the Parent Disclosure Schedule, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Parent is a party or by which it is bound (i) obligating the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Parent or any Voting Parent Debt, (ii) obligating the Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent.  As of the date of this Agreement, there are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent.   The Parent is not a party to any agreement granting any security holder of the

Parent the right to cause the Parent to register shares of the capital stock or other securities of the Parent held by such security holder under the Securities Act.  The stockholder list provided to the Company is a current stockholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Parent Stock as at the Closing.

(b) The Parent Shares being exchanged in the Share Exchange, when so issued and delivered to the Company, will constitute duly authorized, validly and legally issued, fully-paid and non-assessable shares of the Parent.

SECTION 3.04.

Authority; Execution and Delivery; Enforceability.  The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof.

SECTION 3.05.

No Conflicts; Consents.

(a)

The execution and delivery by the Parent of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent under, any provision of (i) the Parent Charter or Parent Bylaws, (ii) any material Contract to which the Parent is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any material Judgment or material Law applicable to the Parent or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)

No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (A) filing with the SEC of reports under Sections 13 and 16 of the Exchange Act, and (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions.

SECTION 3.06.

SEC Documents; Undisclosed Liabilities.

(a)

The Parent has filed all Parent SEC Documents, pursuant to Sections 13 and 15 of the Exchange Act, as applicable (the “Parent SEC Documents”) except (as reflected in  Exhibit A attached hereto) Form 10-K for the fiscal year ending December 31, 2014 and Forms

10-Q for the periods ending March 31, 2015 and June 30, 2015 (“Delinquent Filings”).    Within 90 days of the Closing of this Agreement, the Parent will file the Delinquent Filings.

(b)

As of its respective filing date, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)

Except as set forth in the Parent Disclosure Schedule, the Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Parent or in the notes thereto.  The Parent Disclosure Schedule sets forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of the Parent) due after the date hereof.  As of the date hereof, all liabilities of the Parent have been paid off and shall in no event remain liabilities of the Parent, the Company or the Shareholders following the Closing.

SECTION 3.07.

Information Supplied.  None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in any SEC filing or report contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 3.08.

Absence of Certain Changes or Events.  Except as disclosed in the Parent Disclosure Schedule, from the date of the most recent audited financial statements included in the filed Parent SEC Documents to the date of this Agreement, the Parent has conducted its business only in the ordinary course, and during such period there has not been:

(a)

any change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the Parent SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

(b)

any damage, destruction or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c)

any waiver or compromise by the Parent of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

(e)

any material change to a material Contract by which the Parent or any of its assets is bound or subject;

(f)

any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)

any resignation or termination of employment of any officer of the Parent;

(h)

any mortgage, pledge, transfer of a security interest in, or lien, created by the Parent, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Parent’s ownership or use of such property or assets;

(i)

any loans or guarantees made by the Parent to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)

any declaration, setting aside or payment or other distribution in respect of any of the Parent’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent;

(k)

any alteration of the Parent’s method of accounting or the identity of its auditors;

(l)

any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Parent stock option plans; or

(m)

any arrangement or commitment by the Parent to do any of the things described in this Section 4.08.

SECTION 3.09.

Taxes.

Except as given on Exhibit “B” attached hereto, the Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.  All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.  .  Further, income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof have paid or adequate provision has been made for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received.  The Parent is not delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

(a)

The most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve for all Taxes payable by the Parent (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements.  No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Parent, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)

There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent.  The Parent is not bound by any agreement with respect to Taxes.

SECTION 3.10.

Absence of Changes in Benefit Plans.  From the date of the most recent audited financial statements included in the Parent SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by Parent of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent (collectively, “Parent Benefit Plans”).  As of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Parent and any current or former employee, officer or director of the Parent, nor does the Parent have any general severance plan or policy.

SECTION 3.11.

ERISA Compliance; Excess Parachute Payments.  The Parent does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Parent.

SECTION 3.12.

Litigation.  Except as disclosed in the Parent Disclosure Schedule, there is no Action which (i) adversely effects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect.  Neither the Parent nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  .  Further, the Company is not a party to or the subject of, any material pending litigation, claims or governmental investigations or proceedings and there are no material lawsuits, claims, assessments, investigations or similar matters, threatened in writing against the Company.

SECTION 3.13.

Compliance with Applicable Laws.  Except as disclosed in the Parent Disclosure Schedule, the Parent is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.  Except as set forth in the Parent Disclosure Schedule, the Parent has not received any written communication during the past two years from a Governmental Entity that alleges that the Parent is not in compliance in any material respect with any applicable Law.  The Parent is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 3.14.

Contracts.  Except as disclosed in the Parent Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent taken as a whole.  The Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 3.15.

Title to Properties.  The Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses.  All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted.  The Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.  The Parent enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.16.

Intellectual Property.  The Parent owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole.  The Parent Disclosure Schedule sets forth a description of all Intellectual Property Rights, which are material to the conduct of the business of the Parent taken as a whole.  No claims are pending or, to the knowledge of the Parent, threatened that the Parent is infringing or otherwise adversely effecting the rights of any person with regard to any Intellectual Property Right.  To the knowledge of the Parent, no person is infringing the rights of the Parent with respect to any Intellectual Property Right.

SECTION 3.17.

Labor Matters.  There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound.  No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent.

SECTION 3.18.

Transactions With Affiliates and Employees.  Except as set forth in the Parent Disclosure Schedule, none of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 3.19.

Application of Takeover Protections.  The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s charter documents or the laws of its state of incorporation that is or could become applicable to the Shareholders as a result of the Shareholders and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Stock and the Shareholders’ ownership of the Parent Stock.

SECTION 3.20.

No Additional Agreements.  The Parent does not have any agreement or understanding with the Shareholders with respect to the Transactions other than as specified in this Agreement.

SECTION 3.21.

Investment Company.  The Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.22.

Disclosure.  The Parent confirms that neither it nor any person acting on its behalf has provided any Shareholders or its agents or counsel with any information that the Parent believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Parent under a current report on Form 8-K filed after the Closing.  All disclosure provided to the Shareholders regarding the Parent, its business and the transactions contemplated hereby, furnished by or on behalf of the Parent (including the Parent’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or   omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading

SECTION 3.23.

Listing and Maintenance Requirements.  The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Parent Stock on the trading market on which the shares of Parent Stock are currently listed or quoted.  The issuance and sale of the shares of Parent Stock under this Agreement does not contravene the rules and regulations of the trading market on which the Parent Stock are currently listed or quoted, and no approval of the stockholders of the Parent is required for the Parent to issue and deliver to the Shareholders the Parent Stock which shall be newly issued and non-assessable contemplated by this Agreement.

SECTION 3.24.

Assets and Liabilities.  Upon completion of the Share Exchange pursuant to the terms of this Agreement, the Parent’s and the Company’s business will be combined in the name of the Parent and all assets and liabilities of the Company will be assumed by the Parent.

SECTION 3.25.      Compliance with SEC and FINRA.  In connection with the Share Exchange, the Parent will undertake all necessary regulatory actions and filings with the SEC and FINRA and any necessary filings with the State of Florida.

SECTION 3.26.      Corporate Actions.  The Parent will take all necessary corporate actions to accomplish the matters in Section 3.25 and to affect resignations of Bruce Sills and Steven “Pat” Martin as Directors, Brian Pentecost as President and Steven “Pat” Martin as Chief Executive Officer and appointment of Carl Dilley as the Parent’s Chairman of the Board, and Keith Holloway as the Parent’s Chief Executive Officer, Chief Financial Officer, and Secretary.   Brian Pentecost and Keith Holloway will remain as Parent Directors..

SECTION 3.27

Press Releases.  All press releases regarding the Share Exchange, director and officer resignations and appointments are required to be approved by Steven “Pat” Martin, Keith Holloway, Brian Pentecost and Carl Dilley.

ARTICLE IV

Deliveries

SECTION 4.01.

Deliveries of the Shareholders.

(a)

Concurrently herewith, the Shareholders signing this Agreement shall deliver to the Parent this Agreement which shall constitute a duly executed share transfer power for transfer by the Shareholders of its Company Shares to the Parent (which Agreement shall constitute a limited power of attorney in the Parent or any officer thereof to effectuate any Share transfers as may be required under applicable law, including, without limitation, recording such transfer in the share registry maintained by the Company for such purpose) executed by the Shareholders.

(b)

At the Closing, the Shareholders signing this Agreement shall deliver to the Parent certificates representing its Company Shares.

SECTION 4.02.

Deliveries of the Parent.

(a)

Concurrently herewith, the Parent is delivering to the Shareholders and to the Company, a copy of this Agreement executed by the Parent.

(b)

At or prior to the Closing, the Parent shall deliver to the Company a certificate from the Parent, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Parent Charter, Parent Bylaws and resolutions of the Board of Directors of the Parent and of the stockholders of the Parent approving this Agreement and the transactions contemplated hereunder, are all true, complete and correct and remain in full force and effect;

(c)

Promptly at the Closing, the Parent shall deliver to the Shareholders, certificates representing the new shares of Parent Stock issued to the Shareholders.

SECTION 4.03.

Deliveries of the Company.

(a)

Concurrently herewith, the Company is delivering to the Parent this Agreement executed by the Company.

(b)

At or prior to the Closing, the Company shall deliver to the Parent a certificate from the Company, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Company’s Charter Documents and resolutions of the Board of Directors of the Company approving this Agreement and the Transactions, are all true, complete and correct and remain in full force and effect.

ARTICLE V

Conditions to Closing

SECTION 5.01.

Shareholders and Company Conditions Precedent.  The obligations of the Shareholders and the Company to enter into and complete the Closing is subject, at the option of the Shareholders and the Company, to the fulfillment on or prior to the Closing Date of the following conditions.

(a)

Representations and Covenants. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date.  The Parent shall have delivered to the Shareholders and the Company, a certificate, dated the Closing Date, to the foregoing effect.

(b)

Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company or the Shareholders, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent or the Company.

(c)

No Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date as first set forth above, which has had or is reasonably likely to cause a Parent Material Adverse Effect.

(d)

Conversion of Debt to Equity.  Parent shall provide evidence satisfactory to Vacation Travel that the Accounts Payable outstanding as of the date of the Agreement  have been converted to equity in an amount mutually agreeable to both parties.

(e)

Satisfaction of Accounts Payable.  Parent shall provide evidence satisfactory to Vacation Travel that the promissory notes, bridge notes and all other obligations to any note holder have been converted into equity in an amount mutually agreeable by both parties.

(f)

Post-Closing Capitalization.  At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of capital stock of the Parent, on a fully diluted basis, shall be as described in the Parent Disclosure Schedule.

(g)

SEC Reports.  The Parent shall have filed all reports and other documents required to be filed by Parent under the U.S. federal securities laws through the Closing Date or within 90 days from the Closing except as disclosed on Exhibit “A” attached hereto.

(h)

Pink Sheet Quotation.  The Parent shall have maintained its status as a Company whose common stock is quoted on the Pink Sheets and Parent shall not have received any notice that any reason shall exist as to why such status shall not continue immediately following the Closing.

(i)

Deliveries.  The deliveries specified in Section 5.02 shall have been made by the Parent.

(j)

No Suspensions of Trading in Parent Stock; Listing.  Trading in the Parent Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Parent) at any time since the date of execution of this Agreement, and the Parent Stock shall have been at all times since such date listed for trading on a trading market.

(k)

Satisfactory Completion of Due Diligence.  The Company and the Shareholders shall have completed their legal, accounting and business due diligence of the Parent and the results thereof shall be satisfactory to the Company and the Shareholders in their sole and absolute discretion.

(l)

Agreement with Certified Public Accountant. The Company will secure an agreement with a certified public accountant to prepare the Company’s financial statements in conformity with SEC rules, regulations and guidelines to be filed with the SEC within 71 days of the closing  of this Agreement.

SECTION 5.02.

Parent Conditions Precedent.  The obligations of the Parent to enter into and complete the Closing are subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a)

Representations and Covenants.  The representations and warranties of the Shareholders and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Shareholders and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and the Company on or prior to the Closing Date.  The Company shall have delivered to the Parent, if requested, a certificate, dated the Closing Date, to the foregoing effect.

(b)

Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company or any Shareholders.

(c)

No Material Adverse Change.  There shall not have been any occurrence, event, incident, action, failure to act, or transaction since inception, which has had or is reasonably likely to cause a Company Material Adverse Effect.

(d)

Deliveries.  The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the Shareholders and the Company, respectively.

(e)

Post-Closing Capitalization.  At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the Company, on a fully-diluted basis, shall be described in the Company Disclosure Schedule.

(f)

Satisfactory Completion of Due Diligence.  The Parent shall have completed their legal, accounting and business due diligence of the Company and the results thereof shall be satisfactory to the Parent in its sole and absolute discretion.

(g)

Resignation of Officers and Directors.  The Parent will secure the resignations of Steven “Pat” Martin and Bruce Sills as the Parent’s Directors and the resignations of Brian Pentecost as President and Steven “Pat” Martin as Chief Executive Officer.

(h)

The Parent’s Board of Directors will appoint Carl Dilley as the Parent’s Chairman of the Board.

(i)

Within 4 days of execution of the Closing, the Parent will file an 8-K with the SEC.

(j)

Within 71 days of the Closing of this Agreement, the Parent will file with the SEC the Company’s financial statements pursuant to applicable securities rules, regulations and guidelines.

ARTICLE VI

Covenants

SECTION 6.01.

Public Announcements.  The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

SECTION 6.02.

Fees and Expenses.  All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 6.03.

Continued Efforts.  Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 6.04.

Exclusivity.  Each of the Parent and the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby.  Each of the Parent and the Company shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 6.05.

Filing of 8-K and Press Release.  The Parent shall file, no later than four (4) business days of the Closing Date, a current report on Form 8-K and attach as exhibits all relevant agreements and Press Release, if applicable with the SEC disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions.

SECTION 6.06.

Access.  Each Party shall permit representatives of any other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

SECTION 6.07.

Preservation of Business.  From the date of this Agreement until the Closing Date, the Company and the Parent shall operate only in the ordinary and usual course of business consistent with their respective past practices (provided, however, that Parent shall not issue any securities without the prior written consent of the Company), and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses, and (c) not permit any action or omission that would cause any of their respective  representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

SECTION 6.08

Audit of Company Financial Statements.  The Company shall deliver to Parent audited financial statements for the period since the Company’s inception and unaudited financial statements for any subsequent interim period within 71 days’ of Closing as required.

ARTICLE VII

Satisfaction of Conditions to Closing and Waiver of a Condition to Closing

SECTION 7.01.

Conversion of Debt to Equity.  With regard to Article V (Conditions to Closing), Section 5.01 (Shareholders and Company Conditions Present), (d) (Conversion of Debt to Equity), the Parties agree that the Parent has provided evidence satisfactory to the Company that the Accounts Payable outstanding as of the date of this Agreement has been converted to equity in an amount mutually agreeable by both parties.

SECTION 7.02.    Satisfaction of Accounts Payable.  With regard to Article V (Conditions to Closing), Section 5.01(Shareholders and Company Conditions Present), (e) (Satisfaction of Accounts Payable) the Parties agree that the Parent has provided evidence satisfactory to the Company that the promissory notes, bridge notes and all other obligations to any note holder have been converted into equity in an amount mutually agreeable by both parties.

SECTION 7.03

Waiver of Accounts Payable.  With regard to Article V (Conditions to Closing), Section 5.01 (Shareholders and Company Conditions Present), (f) (Satisfaction of Taxes Payable), the Parties agree to waive the condition reflected in (f) that 100% of the Taxes Payable are required to be paid.

ARTICLE VIII

Agreement with Island Stock Transfer

SECTION 8.01

Agreement with Island Stock Transfer.  The Parties agree that the Parent will hire Island Stock Transfer as its registered transfer agent.

SECTION 8.01

Conflict of Interest.  The Parties acknowledge that because the Parent’s Chairman of the Board is also the Chief Executive Officer of Island Stock Transfer, there is a potential and/or actual conflict of interest between the interests of the Parent’s Chairman of the Board and the interests of Island Stock Transfer’s Chief Executive Officer (the “Conflict”).  The Parent agrees that the Parent’s Board of Directors will review the Conflict annually at a Board of Directors meeting to ensure that the Conflict does not inflict any material harm to the interests of the Parent’s Shareholders, the Parent’s operations and the Parent’s financial condition.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:

Discount Coupons Corporation

15500 Roosevelt Blvd., Suite 301

Clearwater, FL 33760

Attn:  Keith Holloway, Chief Operating Officer

If to the Company, to:

Vacation Travel Corp.

15500 Roosevelt Blvd., Suite 301

Clearwater, Florida 33760

Attn: Carl Dilley, Chief Executive Officer

If to the Shareholders, to the address set forth opposite such Shareholders’ name on the signature page hereto

SECTION 9.01 Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent and the Shareholders.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 9.02 Replacement of Securities.  If any certificate or instrument evidencing any Parent Stock is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Parent Stock.  If a replacement certificate or instrument evidencing any Parent Stock is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 9.03 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholders, Parent and the Company will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 9.04 Limitation of Liability.  Notwithstanding anything herein to the contrary, each of the Parent and the Company acknowledge and agree that the liability of the  Shareholders arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of the Shareholders, and that no trustee, officer, other investment vehicle or any other affiliate of the Shareholders or any investor, Shareholders or holder of shares of beneficial interest of the Shareholders shall be personally liable for any liabilities of the Shareholders.

SECTION 9.05 Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 9.06 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not effected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 9.07 Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 9.08 Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 9.09 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without reference to principles of conflicts of laws.  Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in New York and the parties hereby waive any and all rights to trial by jury.

SECTION 9.10 Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other

Parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

(Remainder of Page Left Intentionally Blank)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Parent:

DISCOUNT COUPONS CORPORATION

By: /s/ Keith Holloway

Name: Keith Holloway

Title: Chief Operating Officer

The Company:

VACATION TRAVEL CORP

By: /s/ Carl Dilley

Name: Carl Dilley

Title: President and CEO

(Remainder of Page Left Intentionally Blank)

[Signature Page for Shareholders to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Share Exchange Agreement as of the date first above written.

If Individual Shareholder(s)

Number of Shares:___________

____________________________________

(Signature)

____________________________________

(Signature)

____________________________________

Print Name(s)

____________________________________

Print Name(s)

Address: _____________________________

  ______________________________

If Corporate or Other Non-Individual Shareholder

Shareholder:__________________________

                             [please print]

By:_______________________________

Name: ____________________________

Title:______________________________

Address: ___________________________

  ___________________________

[Signature Page for Shareholders to Share Exchange Agreement]

EXHIBIT “A”

SEC REPORTS NOT FILED BY PARENT

10K for period ending December 31, 2014

10Q for period ending March 31, 2015

10Q for period ending June 30, 2015

EXHIBIT “B”

TAX LIABILITIES OF PARENT

As of the date of this Agreement, Parent is delinquent in its 941 taxes, and owes penalties and interest as follows:

As of July 31, 2015 the total amount due to the IRS is $34,777.97 for unpaid 941 taxes, penalties, and interest.

Company Disclosure Schedule

Section 2.02

Capital Structure and Company Shares

Convertible Notes of the Company- The Company has the following Convertible Notes outstanding as of the date of this Exchange Agreement:

10% Convertible Note held by Rose Bruckner dated February 13, 2014 in the Principal Amount of $4,700.

10% Convertible Note held by Carl Dilley dated July 22, 2014 in the Principal Amount of $34,972.71.

10% Convertible Note held by Doug Bauer dated February 13, 2014 in the Principal Amount of $6,350.56.

Section 2.10

Contracts

One Big Planet Agreement

Section 2.12

Insurance

The Company has a $10,000 travel surety bond

Section 5.02 (e)

Post Closing Capitalization

Post Closing the Company will have thirteen million one hundred and seventy three thousand four hundred and fifty (13,173.450) Company Shares outstanding..

Parent Disclosure Schedule

3.03 Capital Structure/Parent Exchange Shares

Warrants- 7,194,140

Options- 966,220

Section 5.01 (g)  Parent Post Closing Capitalization

Post Closing, the Parent will have one hundred twenty three million six hundred and six hundred thirty six thousand three hundred and thirty four (123,636,334) common shares outstanding.